SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2007
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Amendment to Richard F. Pops employment agreement dated February 27, 2007 with Alkermes, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     On November 5, 2007, Alkermes, Inc. (the “Company”) and Richard F. Pops, the Company’s Chairman of the Board, amended the Employment Agreement entered into between them on February 27, 2007 (the “2007 Agreement”). Pursuant to the original 2007 Agreement, during the first year of the arrangement, Mr. Pops is eligible to receive restricted stock awards commensurate with recent equity awards based on performance criteria determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The 2007 Agreement was amended to provide the Compensation Committee the ability to grant Mr. Pops stock options as well as restricted stock.
     This amendment was adopted to allow the Compensation Committee the flexibility to consider the potential impact of certain tax code provisions, including Section 162(m), on the form of equity paid to Mr. Pops and to allow the Compensation Committee flexibility in utilizing the current available pool of restricted stock reserved for issuance by the Company under the Company’s 2002 Restricted Stock Award Plan. The Compensation Committee also determined at their meeting on November 5, 2007 that any stock option granted to Mr. Pops under the amended 2007 Agreement would not receive the benefit of one of the Company’s retirement provisions. That provision provides for the acceleration of vesting and the extension of time to exercise stock options for employees of the Company meeting certain age and seniority requirements on retirement. Mr. Pops would meet those age and seniority requirements were he to retire today.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Amendment to Richard F. Pops employment agreement dated February 27, 2007 with Alkermes, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC. (Registrant)
Date: November 7, 2007	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Amendment to Richard F. Pops employment agreement dated February 27, 2007 with Alkermes, Inc.